UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of report (Date of earliest event reported): May 31, 2007

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-29525	33-0889197
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

707 Westchester Avenue, Suite L7		10604
White Plains, New York		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

CURRENT REPORT ON FORM 8-K

DEBT RESOLVE, INC.

May 31, 2007

Item 8.01. Other Events.

On May 31, 2007, Debt Resolve entered into a line of credit with Arisean Capital Ltd., pursuant to which Debt Resolve may borrow from time to time up to $500,000 from Arisean Capital to be used by Debt Resolve to fund its working capital needs, including to support Debt Resolve’s debt-collection subsidiary, First Performance Corporation. This line of credit was set up to replace a similar working capital line used by First Performance prior to its first quarter 2007 acquisition by Debt Resolve. Borrowings under the line of credit will be secured by the assets of Debt Resolve and will bear interest at 12% per annum, with interest payable monthly in cash. The principal balance outstanding will be due at any time upon 30 days’ written notice from Arisean Capital to Debt Resolve, subject to mandatory prepayment (without penalty) of principal and interest, in whole or in part, from the net cash proceeds of any public or private, equity or debt financing made by Debt Resolve. Arisean’s obligation to lend such funds to Debt Resolve is subject to a number of conditions, including review by Arisean Capital of the proposed use of such funds by Debt Resolve. Arisean Capital is controlled by Charles S. Brofman, the Co-Chairman of Debt Resolve and a member of its Board of Directors. The independent and disinterested members of the Debt Resolve Board determined that the line of credit was on terms no less favorable to Debt Resolve than could have been obtained from unaffiliated third parties.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Line of Credit, dated May 31, 2007, between Debt Resolve, Inc. and Arisean Capital Ltd., together with form of Non-Negotiable Promissory Note and Security Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: June 6, 2007	By:	/s/ James D. Burchetta
James D. Burchetta
Co-Chairman and Chief Executive Officer